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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Quotesmith.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Quotesmith.com, Inc.
8205 South Cass Avenue, Suite 102
Darien, Illinois 60561

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2005

        The 2005 Annual Meeting of Stockholders of Quotesmith.com, Inc., a Delaware corporation (the "Company"), will be held at our offices at 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561, on May 19, 2005 at 9:00 a.m., Chicago time, for the following purposes:

1.
To elect three persons to our Board of Directors to serve until the 2008 Annual Meeting of Stockholders;

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

3.
To transact such other business as may properly come before the annual meeting or any adjournment thereof.

        Stockholders of record as of the close of business on April 1, 2005, the record date, will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection by stockholders for any purpose germane to the annual meeting at our offices for the ten days immediately preceding the annual meeting date. Our Annual Report for the year ended December 31, 2004 is being mailed to all stockholders of record on the record date and accompanies the enclosed proxy statement.

        Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your proxy may be revoked in the manner described in the proxy statement at any time before it has been voted at the annual meeting.

By Order of the Board of Directors,

Robert S. Bland Chairman of the Board, President and Chief Executive Officer
Darien, Illinois April 10, 2005

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR
PROXY PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND.

THE ANNUAL MEETING AND PROXY SOLICITATION

When and Where the Annual Meeting will be Held

        This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our management, at the direction of our Board of Directors, for use at the annual meeting of Quotesmith.com stockholders to be held on May 19, 2005 at 9:00 a.m., Chicago time, at our offices, located at 8205 S. Cass Avenue, Suite 102, Darien, Illinois 60561, and any adjournments thereof. This proxy statement and the enclosed Notice of Annual Meeting and form of proxy are first being sent to stockholders on or about April 11, 2005.

What will be Voted on

        At the annual meeting, you will be asked to consider and vote on:

  •
  a proposal to elect three persons to our Board of Directors to serve until the 2008 Annual Meeting of Stockholders;

  •
  a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

  •
  any other business as may properly come before the annual meeting or any adjournment thereof.

        For the reasons set forth in more detail elsewhere in this proxy statement, our Board of Directors recommends a vote "FOR" the approval of each of the proposals set forth above.

Who may Vote at the Annual Meeting

        The Board of Directors has fixed the close of business on April 1, 2005 as the record date for the annual meeting. Stockholders of record as of the record date are entitled to notice of and to vote at the annual meeting. If you own shares of Quotesmith.com common stock that are registered in someone else's name (for example, a nominee), you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection by stockholders for any purpose germane to the annual meeting at our offices for the ten days immediately preceding the annual meeting date. At the close of business on the record date, 7,329,368 shares of common stock were outstanding held by approximately 1,800 stockholders of record. Each stockholder is entitled to one vote for each share of Quotesmith.com common stock held as of the record date on all matters to be considered at the annual meeting.

How to Vote

        You may vote in person or by proxy. The proxy card accompanying this proxy statement is solicited on behalf of our Board of Directors for use at the annual meeting. You are urged to complete, sign and date the accompanying form of proxy and return it as soon as possible in the envelope provided for that purpose. Returning a proxy card does not prevent you from attending the annual meeting or from changing your vote. If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, and not properly revoked, the shares represented thereby will be voted as indicated on such proxy. Executed but unmarked proxies will be voted by the person(s) named thereon (i) for the election of the nominees named herein as a director (or a substitute therefor if the nominee is unable or refuses to serve), (ii) for the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2005 and (iii) in the discretion of such person(s) upon such matters not presently known or determined that properly may come before the annual meeting. If you wish to designate a person or persons to act as your proxy at the annual meeting, other than the proxies designated by the Board of Directors, you may strike out the names appearing on the enclosed form of proxy, insert the name of any other such person or persons, sign the proxy and transmit it directly to such other designated person or persons for use at the annual meeting.

        Our Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

How to Change your Vote

        You may revoke a proxy at any time before the meeting is convened by filing with the secretary of Quotesmith.com an instrument of revocation or a duly executed proxy bearing a later date. You may also revoke a proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, constitute a revocation of proxy.

Quorum and Vote Required

        Stockholders do not have the right to cumulate their votes in the election of directors. A majority of the shares entitled to vote at and present, in person or by proxy, at the annual meeting will constitute a quorum. If a quorum is present, the affirmative vote of a plurality of such shares will be sufficient to elect a director. The affirmative vote of a majority of such shares will be sufficient to ratify the appointment of the independent registered public accounting firm.

Abstentions and Broker Non-Votes

        Abstentions and broker non-votes will be treated as present at the annual meeting for purposes of reaching a quorum. Abstentions shall have no effect on the election of a director but shall be treated as a vote against the ratification of the independent registered public accounting firm.

Solicitation of Proxies and Expenses of Solicitation

        The cost of soliciting proxies will be borne by Quotesmith.com. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person or by telephone. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of shares of Quotesmith.com common stock and will be reimbursed by us for their reasonable expenses in forwarding such materials.

MARKET PRICE INFORMATION

        All common stock and per share information in this proxy statement have been retroactively adjusted to reflect a one-for-three reverse stock split that became effective on March 7, 2001.

        Market Information.    Our common stock began trading on the Nasdaq National Market under the symbol "QUOT" on August 3, 1999, the date of our initial public offering. Prior to this date, no established public trading market for our common equity existed. Effective the opening of business on July 20, 2001, our stock listing was transferred from the Nasdaq National Market to the Nasdaq SmallCap Market, retaining its existing symbol, QUOT. The last sale price of our common stock on March 21, 2005, the last practicable date for which results were available for inclusion in this proxy statement, was $5.43, which is the closing price of Quotesmith.com, Inc. common stock, as reported on the Nasdaq SmallCap Market on March 21, 2005. As of March 21, 2005 the approximate number of record holders of our common stock was 1,800. The following table sets forth, for the period indicated, the high and low last sale price (as adjusted for a one-for-three reverse stock split effective March 7, 2001) of our common stock as reported on the Nasdaq National Market and the Nasdaq SmallCap Market, as applicable.

	High	Low
2004:
First quarter	$6.00	$4.92
Second quarter	6.70	5.47
Third quarter	6.00	5.00
Fourth quarter	6.10	4.95
2003:
First quarter	$4.60	$3.46
Second quarter	5.12	3.55
Third quarter	6.00	4.01
Fourth quarter	4.92	3.84

        Dividends.    We have never declared or paid any cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. The investor rights agreement we entered into with Zions Bancorporation, among others, prohibits us from paying cash dividends on our common stock unless certain conditions are met. We currently intend to retain all future earnings to finance the growth and development of our business. Any future determination as to the payment of dividends will be made by our Board of Directors and will depend on our results of operations, financial condition, capital requirements, and any other factors our Board of Directors considers relevant, including the restrictions contained in the investor rights agreement.

PROPOSAL 1. ELECTION OF DIRECTORS

        Our Board of Directors is currently comprised of seven directors divided into three classes serving staggered three-year terms. Each year, the directors of one class will stand for election as their terms of office expire. Messrs. Gretsch and Rueben are designated as Class I directors, with their terms of office expiring in 2006, Admiral Denton and Mr. Hopkins are designated as Class II directors with their terms of office expiring in 2007, and Messrs. Bland, Shannon and Thoms are designated as Class III directors with their terms of office expiring in 2005.

        The Board has nominated Messrs. Bland, Shannon and Thoms for re-election to the Board at the annual meeting, and they have indicated their willingness to serve if elected. In the event that a nominee should become unwilling or unable to serve as a director, all duly executed proxies shall be voted for the election of such other person as may be designated by the Board of Directors. Unless authority to vote for a nominee is withheld, all votes represented by a properly executed proxy will be cast in favor of the nominees.

        Pursuant to the investor rights agreement we entered into with Zions Bancorporation, Messrs. Bland and Thoms, their spouses and the partnership through which Mr. and Mrs. Bland hold their common stock, we have agreed to, among other things, nominate an individual designated by Zions to serve on the Board of Directors. Messrs. Bland and Thoms, their spouses and the partnership through which Mr. and Mrs. Bland hold their common stock have agreed to vote all of their shares of common stock in favor of such individual. In accordance with the investor rights agreement, Zions has designated Mr. Hopkins as its nominee for director. Mr. Hopkins was elected as a director at the 2004 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR DIRECTOR.

MANAGEMENT

        The following table sets forth information regarding our Board of Directors, including the nominees to the Board, our executive officers and certain other key employees as of April 1, 2005:

NAME	AGE	POSITION
Robert S. Bland*	51	Chairman of the Board, President, Chief Executive Officer
William V. Thoms*	52	Executive Vice President, Chief Operating Officer, Director
Phillip A. Perillo	55	Senior Vice President, Chief Financial Officer
Richard C. Claahsen	40	Vice President, Corporate Secretary
Bruce J. Rueben	52	Director
Timothy F. Shannon*	51	Director
Jeremiah A. Denton, Jr.	79	Director
Richard F. Gretsch	52	Director
John B. Hopkins	40	Director

*
Nominee for election

        Robert S. Bland has served as our Chairman of the Board, President and Chief Executive Officer since he founded Quotesmith.com in 1984. From 1979 to 1984, Mr. Bland was president and sole stockholder of Security Funding Corporation, an insurance agency. In March 1984, Mr. Bland sold Security Funding Corporation in order to raise capital to found Quotesmith.com. Mr. Bland holds a B.S. in marketing from the University of Colorado.

        William V. Thoms has served as our Executive Vice President since 1994. From 1988 to 1993, Mr. Thoms was responsible for our operations and customer service departments. Mr. Thoms is a founding stockholder. Prior to joining us, Mr. Thoms was a sales manager for Western Dressing, Inc., a privately held salad dressing manufacturing company, from 1972 to 1987.

        Phillip A. Perillo has served as our Senior Vice President and Chief Financial Officer since May 2002. Mr. Perillo has over twenty years of insurance industry experience, with companies such as the Zurich American Insurance Group and Marsh & McLennan. Mr. Perillo holds an MBA in Finance from DePaul University and a B.S. in Accounting from the University of Illinois at Chicago.

        Richard C. Claahsen has served as our Vice President of Regulatory Affairs since May 1999. From June 1997 to May 1999, Mr. Claahsen served as our Director of Regulatory Affairs. From October 1996 to June 1997, he was a special agent with Northwestern Mutual Life Insurance Company. From 1993 to 1996, Mr. Claahsen was a litigation paralegal at Templeton & Associates of Chicago, Illinois. In 1999, Mr. Claahsen received his Chartered Life Underwriter designation from The American College of Bryn Mawr, Pennsylvania. Mr. Claahsen holds a B.A. and an M.A. in philosophy from the Catholic University of America and a J.D. from ITT Chicago Kent College of Law.

        Bruce J. Rueben became a director of Quotesmith.com in January 1998. He has been president of the Minnesota Hospital and Health Care Partnership, Minnesota's hospital association, since November 1998. From January 1994 to November 1998, Mr. Rueben was president of the Maine Hospital Association. From 1989 to 1994, Mr. Rueben was senior vice president and assistant treasurer of the Virginia Hospital Association. Mr. Rueben holds a B.S. from the Virginia Commonwealth University School of Business and a M.B.A. from the University of South Carolina.

        Timothy F. Shannon became a director of Quotesmith.com in January 1998. Since 1991, he has been President of Bradner Smith & Company, a subsidiary of Bradner Central Company. In 1995, he was appointed to the Bradner Central Company Board of Directors. Bradner Central Company,

headquartered in Elk Grove Village, Illinois, is a wholesale paper distribution company. Mr. Shannon holds a B.S. in Business Administration from the University of Illinois.

        Admiral Jeremiah A. Denton, Jr. became a director of Quotesmith.com in August 1999. He currently serves as president of the National Forum Foundation. Admiral Denton was elected as a United States Senator from Alabama in 1980, and served from 1981 to 1987. From 1987 to 1989, Admiral Denton, after being appointed by President Reagan, served as chairman of the presidential Commission on Merchant Marine and Defense. Admiral Denton holds a B.S. from the United States Naval Academy and an M.A. in international affairs from George Washington University.

        Richard F. Gretsch became a director of Quotesmith.com in August 1999. He currently serves as global offering manager for AT&T Global Network Services and has held this position since AT&T purchased the IBM global network. Mr. Gretsch had been global offering manager for IBM Internet Connection Service since 1995. Mr. Gretsch holds a B.S. in finance and accounting from the University of Arizona and a M.B.A. from the University of Notre Dame.

        John B. Hopkins became a director of Quotesmith.com in August 2004. He currently serves as Vice President, Finance of Zions Bancorporation, a position he has held since 2003. From 2001 to 2003, he was the Chief Financial Officer of the e-Commerce Unit of Zions Bancorporation. From 1998 to 2000, he was Director, Financial Planning of Citrix Systems in Fort Lauderdale, Florida. Mr. Hopkins holds a B.S. in finance from the University of Utah and an M.B.A. from the University of Chicago.

Board Committees and Meetings

        Our Board of Directors met five times during 2004, pursuant to scheduled quarterly Board meetings plus one additional meeting shortly following the annual shareholders meeting. In accordance with the NASD marketplace rules, we have determined that Messrs. Gretsch, Shannon, Hopkins and Rueben and Admiral Denton are independent within the meaning of the NASD marketplace rules. In accordance with the NASD marketplace rules, the independent directors meet separately, without the non-independent directors present, following each regularly scheduled quarterly Board meeting. We do not have a policy regarding board members' attendance at the annual meeting. However, each director attended our 2004 annual meeting, other than Messrs Denton, Hopkins and Rueben.

        Our Board of Directors has an executive committee, an audit committee, a nominating committee and a compensation committee. Each member of our Board of Directors satisfies the independence requirements established by the NASD marketplace rules, other than Messrs. Bland and Thoms. The nominating committee will consider for recommendation to the Board nominations made by stockholders that comply with the procedures described below under the caption "2006 Stockholder Proposals."

        Our nominating committee consists of Messrs. Gretsch, Shannon and Rueben, each of whom is independent within the meaning of the NASD marketplace rules. The nominating committee is governed by a written charter approved by the Board of Directors. A copy of the charter is attached as Exhibit A to this proxy statement. Once our nominating committee has identified a possible nominee (whether through a recommendation from a shareholder or otherwise), the members of the nominating committee make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the nominating committee when the candidate is recommended, the committee's own knowledge of the prospective candidate and information, if any, obtained by the committee's inquiries. The preliminary determination is based primarily on the need for additional Board members to fill vacancies, expand the size of the Board of Directors or obtain representation in market areas without Board representation and the likelihood that the candidate can satisfy the evaluation factors described below. If the nominating committee determines that additional consideration is warranted, it may gather additional information about the candidate's background and experience. The nominating committee then evaluates the prospective nominee against the following standards and qualifications:

  •
  Achievement, experience and independence;

  •
  Wisdom, integrity and judgment;

  •
  Understanding of the business environment; and

  •
  Willingness to devote adequate time to Board duties.

        The nominating committee also considers such other relevant factors as they deem appropriate, including the current composition of the Board, the need for audit committee or other expertise and the evaluations of other candidates. In connection with this evaluation, the nominating committee determines whether to interview the candidate. If the nominating committee decides that an interview is warranted, one or more of the members, and others as appropriate, interviews the candidate in person or by telephone. After completing this evaluation and interview, the nominating committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the nominating committee.

        Our executive committee consists of Messrs. Bland, Thoms and Rueben. The executive committee is authorized to exercise, between meetings of our Board of Directors, all of the powers and authority of our Board of Directors in the direction and management of Quotesmith.com, except to the extent prohibited by applicable law or our certificate of incorporation, or another committee shall have been accorded authority over the matter. The executive committee did not meet during 2004.

        Our audit committee consists of Messrs. Gretsch, Shannon, Rueben and Hopkins. The audit committee is composed of four independent directors. Information regarding the functions performed by the committee, its membership, and the number of meetings held during the year is set forth in this proxy statement under the caption "Report of the Audit Committee." The audit committee is governed by a written charter approved by the Board of Directors. A copy of the charter was attached as Annex A-13 to the proxy statement for our 2004 annual meeting. The audit committee has reviewed and reassessed the adequacy of the formal written charter on an annual basis since its adoption. Mr. Hopkins serves as the audit committee's financial expert. The audit committee met four times during 2004. Each member of the audit committee satisfies the independence requirements established by the NASD marketplace rules.

        Our compensation committee consists of Messrs. Gretsch, Shannon, Hopkins and Rueben, each of whom is independent within the meaning of the NASD marketplace rules. The compensation committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our executive officers and administers our employee benefit plans. The compensation committee met twice during 2004.

        During 2004, all members of the Board of Directors attended at least 75% of the Board of Directors' meetings and their respective committee meetings.

Director Compensation

        Directors who are also employees of Quotesmith.com receive no compensation for serving on our Board of Directors. Non-employee directors receive an annual stipend of $16,000 and $500 per committee meeting attended. In addition, we reimburse non-employee directors for all reasonable travel and other expenses incurred in connection with attending Board and committee meetings. Non-employee directors are also eligible to receive stock option grants under the Quotesmith.com, Inc. 1997 Stock Option Plan. 7,500 options were granted to each non-employee director in 2004. Each option is exercisable for one share of our common stock, at an exercise price of $5.05 per share (the fair market value of a share of our common stock on October 21, 2004, the date of grant, based on the last sale price of our common stock on the previous day on the Nasdaq SmallCap Market), and the options vest at a rate of 2,500 options per year over three years.

Stockholder Communications

        Historically, Quotesmith.com has not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders are free to contact any director or executive officer directly by writing in care of Quotesmith.com or by sending an email to board@insure.com. Stockholders can contact the audit committee directly by sending an email to audit@insure.com. In the past, stockholders have contacted the executive officers if they have concerns. Two of our largest shareholders are members of the Board of Directors, and one other large shareholder has the right to nominate a director to pursuant to the investor rights agreement described above.

        Quotesmith.com believes its responsiveness to stockholder communications to the Board of Directors has been excellent. Nevertheless, during the upcoming year the Board of Directors will give full consideration to the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to our website.

Compensation Committee Interlocks and Insider Participation

        Since the date of our initial public offering in August 1999, Richard F. Gretsch, Bruce J. Rueben and Timothy F. Shannon have served on the compensation committee of the Board of Directors. Mr. Hopkins has served on the compensation committee since his election to the Board of Directors in 2004. None of these individuals have been or are employees of Quotesmith.com. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our compensation committee.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information with respect to beneficial ownership of our common stock as of March 21, 2005, by: (i) each stockholder that is known to us to beneficially own more than 5% of our common stock; (ii) each of our directors, including nominees; (iii) our chief executive officer and each of our named executive officers; and (iv) all of our executive officers and directors as a group.

        The mailing address for each of the below named individuals, other than Zions, is c/o Quotesmith.com, Inc., 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561. The mailing address for Zions is One South Main Street, Suite 1138, Salt Lake City, Utah 84111.

        Applicable percentage ownership in the table below is based upon 7,329,368 shares of common stock outstanding as of March 21, 2005. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options presently exercisable or exercisable within 60 days of March 21, 2005, are deemed to be outstanding for the purpose of computing the percentage ownership of the person or entity holding options, but are not treated as outstanding for the purpose of computing the percentage ownership for any other person or entity.

	Shares Beneficially Owned	Percent
Our CEO, Named Executive Officers and Directors
Robert S. Bland(1)	2,279,778	30.4%
William V. Thoms(2)	582,150	7.8%
Phillip A. Perillo(3)	121,667	1.6%
Timothy F. Shannon(4)	17,777	*
Bruce J. Rueben(4)	12,333	*
Admiral Jeremiah A. Denton, Jr.(4)	12,666	*
Richard F. Gretsch(4)	11,666	*
Richard C. Claahsen(5)	2,594	*
John B. Hopkins(6)	0	*
All Executive Officers and Directors as a Group (9 Persons)(7)	3,040,631	40.5%
Other 5% Stockholders
Zions Bancorporation	2,363,636	32.2%

*
Less than 1%.

(1)
Includes 1,057,390 shares owned by Mr. Bland as a tenant in common with his wife, Maureen A. Bland, and 1,219,055 shares owned by Southcote Partners, L.P., a limited partnership whose sole general partners are Mr. and Mrs. Bland. Also includes options to purchase 3,333 shares of common stock that are exercisable within 60 days of March 21, 2005.

(2)
Includes options to purchase 3,333 shares of common stock that are exercisable within 60 days of March 21, 2005.

(3)
Includes options to purchase 121,667 shares of common stock that are exercisable within 60 days of March 21, 2005.

(4)
Includes options to purchase 11,666 shares of common stock that are exercisable within 60 days of March 21, 2005

(5)
Includes options to purchase 2,594 shares of common stock that are exercisable within 60 days of March 21, 2005.

(6)
Mr. Hopkins is a Vice President of Zions.

(7)
Includes options to purchase 177,591 shares of common stock that are exercisable within 60 days of March 21, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires directors, executive officers and beneficial owners of more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and to provide us with copies of such reports. Based solely on a review of the copies provided to us and written representations from such reporting persons, we believe that all applicable Section 16(a) filing requirements have been met for such reporting persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth all compensation paid for services rendered to Quotesmith.com during our last three years in all capacities by (i) our Chief Executive Officer, and (ii) our other highest paid executive officers during 2004 with cash compensation in excess of $100,000, who we refer to as the named executive officers.

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Securities Underlying Options
Robert S. Bland President, Chief Executive Officer	2004 2003 2002	$305,192 300,000 300,000	$	— — —	$27,713 31,854 —	(1) (1)	— — —
William V. Thoms Executive Vice President, Chief Operating Officer	2004 2003 2002	298,460 250,000 250,000		— — 11,392	— — —		— — —
Phillip A. Perillo(2) Senior Vice President and Chief Financial Officer	2004 2003 2002	202,885 173,654 72,116		50,000 25,000 —	— — —		50,000 — 105,000
Hao Chang(3) Senior Vice President, Chief Information Officer	2003 2002	116,827 136,558		— —	— —		— —

(1)
Other compensation paid to Mr. Bland in 2003 consisted of a transportation allowance of $22,536 and reimbursement of certain club dues of $9,318. Other compensation paid to Mr. Bland in 2004 consisted of a transportation allowance of $20,759 and reimbursement of certain club dues of $6,954.

(2)
Mr. Perillo was hired as Senior Vice President and Chief Financial Officer in May 2002.

(3)
Mr. Chang terminated employment with Quotesmith.com on October 17, 2003.

Option Grants in 2004

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Share)
				Expiration Date	5% ($)	10% ($)
Robert S. Bland	—	—	—	—	—	—
William V. Thoms	—	—	—	—	—	—
Phillip A. Perillo	50,000	16%	$6.00	March 5, 2014	$188,668	$478,123

2004 Year End Option Values

        The following table sets forth certain information regarding the number and value of unexercised options held by the Named Executive Officers as of December 31, 2004. No stock options were exercised during 2004 by the named executive officers.

	Number of Securities Underlying Unexercised Options at December 31, 2004
			Value of Unexercised In-the-Money Options at December 31, 2004
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert S. Bland	3,333	—	$—	$—
William V. Thoms	3,333	—	—	—
Phillip A. Perillo	80,000	75,000	164,800	27,250

Employment Agreements and Change of Control Arrangements

        We have entered into employment agreements with Messrs. Bland, Thoms and Perillo. These agreements set forth each executive's base annual compensation level, eligibility for salary increases, bonuses and options and level of benefits. Mr. Chang left Quotesmith.com voluntarily on October 17, 2003 and was paid no severance.

        In addition, the agreements for Messrs. Bland and Thoms provide for separation benefits if one of these executives is terminated without cause or if the executive terminates his employment for good reason, including a change of control of Quotesmith.com. In the event of a termination without cause or for good reason, each of Messrs. Bland and Thoms is entitled to receive a lump sum payment equal to two times his base annual salary. In the event of a separation payment, Messrs. Bland and Thoms are entitled to gross up payments for any excise taxation incurred. Messrs. Bland and Thoms have waived these change of control provisions for the sale of common shares to Zions. In the event of a termination without cause or for good reason during the three months prior to or twelve months after a change of control, Mr. Perillo is entitled to receive two years of base pay and bonus at the targeted amount.

Stock Performance Graph

        The graph below compares the annual percentage changes in Quotesmith.com's cumulative total stockholder return from August 3, 1999 (the date of our initial public offering) through December 31, 2004, with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market and the CRSP Total Return Index for Nasdaq Insurance Stocks for the same period. The Insurance Stock Index includes insurance companies, brokers, agents, and related services. The graph assumes the investment of $100 and the reinvestment of all dividends. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

	8/3/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Quotesmith.com, Inc.	$100.00	$103.39	$6.55	$6.45	$12.82	$14.91	$15.30
Nasdaq Stock Market (US Companies)	$100.00	$157.24	$95.46	$75.36	$51.60	$77.41	$84.06
Nasdaq (Insurance Index)	$100.00	$84.43	$97.65	$104.58	$102.66	$124.67	$149.33

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors determined the compensation of our Chief Executive Officer and our other executives in 2005. To ensure that our executive compensation program is administered in an objective manner, the Compensation Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for all of our executive officers, the Compensation Committee determines the nature, timing and amount of awards and grants under Quotesmith.com's stock option plans and makes recommendations as to the administration of other compensation plans and programs as they relate to executive officers.

        This report is intended to describe the philosophy that underlies the cash and equity-based components of our intended executive pay program in 2005. It also describes the details of each element of the program, as well as the rationale for compensation paid to our Chief Executive Officer and executive officers in general in 2004.

Compensation of Executive Officers Generally

        The compensation philosophy of the Company is to (i) provide a competitive total compensation package that enables the Company to attract and retain key executive and employee talent needed to accomplish the Company's goals and (ii) directly link compensation to improvements in Company financial and operational performance.

        The Company's compensation program for all executive offices emphasizes variable compensation, primarily through performance-based grants of equity-based incentives in the form of stock options. Salaries of all executive officers are generally targeted at median market levels.

        The Committee will continue to monitor the Company's compensation program in order to maintain the proper balance between cash compensation and equity-based incentives and may consider further revisions in the future.

Components of Compensation

        Salary.    The Compensation Committee will review each executive officer's salary annually. Objective and subjective performance goals are set each year for each executive officer, which will vary depending upon the specific position or role of the executive within the Company. The Compensation Committee's review will take into consideration both the Company's performance with respect to revenue growth and operating margins, together with the duties and performance of each executive. The Compensation Committee also considers provisions relating to salary set forth in employment agreements with certain of our executive officers.

        Bonus.    Certain employees of the Company who perform significant management and decision-making functions are eligible to receive a performance bonus. Messrs. Bland and Thoms did not receive a bonus in 2004. Awards to executives may be made by the Compensation Committee after considering the recommendation of our Chief Executive Officer (except for awards granted to the Chief Executive Officer) and the financial performance of Quotesmith.com as measured by revenue growth and operating margins, or any other factors that the Compensation Committee deems relevant. Bonuses for fiscal 2004 were awarded based on Quotesmith.com's financial performance, as measured by the factors listed above. The bonus component of the executive compensation package is designed to be less than industry averages.

        Stock Options.    The Compensation Committee believes that the granting of stock options is an important method of rewarding and motivating management by aligning management's interests with those of our stockholders on a long-term basis. In addition, the Compensation Committee recognizes that we conduct our business in an increasingly competitive industry and that, in order for the

Company to remain highly competitive and at the same time pursue a high-growth strategy, it must employ the best and most talented executives and managers who possess demonstrated skills and experience. We believe that stock options can play an important role in attracting and retaining such employees. For these reasons, the Company previously adopted the Quotesmith.com, Inc. 1997 Stock Option Plan and the Quotesmith.com, Inc. 2004 Life Quotes Non-qualified Stock Option Plan (collectively, the "Plans") as a stock-based incentive program for our employees, executive officers and directors. The Committee believes the Plans are an important feature of our executive compensation package. Under the Plans, the Compensation Committee may grant options to executive officers who are expected to contribute materially to Quotesmith.com's future success. In determining the size of stock option grants, the Compensation Committee will focus primarily on the Company's performance and the perceived role of each executive in accomplishing such performance objectives, as well as the satisfaction of individual performance objectives. The value of the stock options is directly tied to the value of a share of our Common Stock.

        Compensation of the Chief Executive Officer.    Mr. Robert Bland currently serves as Chief Executive Officer and President. Mr. Bland was compensated during the 2004 fiscal year using the same general philosophy and criteria used for other executive officers as described above.

        Tax Considerations.    The Compensation Committee has determined that it is unlikely that the Company would pay any amounts for 2005 that would result in a loss of the federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and, accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time.

        The foregoing report has been approved by all of the members of the Compensation Committee.

The Compensation Committee

Richard F. Gretsch
John B. Hopkins
Bruce J. Rueben
Timothy F. Shannon

REPORT OF THE AUDIT COMMITTEE

        THE FOLLOWING REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT OR ANY PORTION HEREOF INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT THEREIN, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee also received written disclosures and the letters from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent registered public accounting firm that firm's independence.

        The Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Committee meets with the auditors, with and without management present, to discuss the results of their audit, their consideration of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meeting during 2004.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent registered public accounting firm.

The Audit Committee

Richard F. Gretsch
John B. Hopkins
Bruce J. Rueben
Timothy F. Shannon

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        There are no related party transactions required to be included in this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	551,728	$6.61	167,593
Equity compensation plans not approved by security holders	50,000	$2.00	0
Total	601,728	$6.22	167,593

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to ratification by the stockholders, the Audit Committee and the Board of Directors have selected Ernst & Young LLP to continue as our independent registered public accounting firm to audit the financial statements of the Company for the year ended December 31, 2005. Representatives of the firm of Ernst & Young LLP will be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees for each of the last two fiscal years for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q were $211,360 in 2004 and $188,300 in 2003.

Audit-Related Fees

        The aggregate fees billed in each of the last two fiscal years for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under the caption "Audit Fees" were $98,667 in 2004 and $15,431 in 2003. The audit-related fees for 2004 involved consulting regarding acquisition related issues and a pre-acquisition audit of Life Quotes for 2002 and 2003. The audit-related fees for 2003 involved consulting regarding acquisition accounting issues.

Tax Fees

        For the last two fiscal years, there were no fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.

All Other Fees

        The aggregate fees billed in each of the last two fiscal years for products and services provided by Ernst & Young LLP, other than the services reported above, were $1,500 in 2004 and $1,601 in 2003. The fees were for use of Ernst & Young Online Service.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services provided that the chair reports any decisions to the Audit Committee at its next scheduled meeting. All of the fees described above for 2004 and 2003 were pre-approved by the Audit Committee using these procedures.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. In the event stockholders fail to ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if the Board of Directors determines that such a change would be in our best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

        The Board of Directors is not aware of any matters to be presented at the annual meeting other than those listed in the notice of the meeting. If any other matters do come before the annual meeting, it is intended that the holders of proxies solicited by the Board of Directors will vote on such other matters in their discretion in accordance with their best judgment.

ADDITIONAL INFORMATION

        A copy of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission, is available without charge upon written request addressed to the Secretary of Quotesmith.com, 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561.

2006 STOCKHOLDER PROPOSALS

        You may submit proposals to be voted upon at the 2006 annual meeting of stockholders or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2006 proxy statement. Any such stockholder proposals must be submitted in writing to the Secretary of Quotesmith.com no later than December 12, 2005. If you are interested in submitting such a proposal we advise you to review the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not ensure that it will be included in our proxy statement.

        Alternatively, under our By-laws, a proposal or nomination that you do not seek to include in our 2006 proxy statement pursuant to Rule 14a-8 may be submitted in writing to the Secretary of the Company for the 2006 Annual Meeting of Stockholders not less than 120 days prior to the date on which we first mail our proxy materials for the 2006 annual meeting of stockholders, unless the date of the 2006 annual meeting of stockholders is advanced by more than 30 days or delayed by 30 days from the anniversary of the 2005 annual meeting. For our 2006 annual meeting of stockholders, any such proposal or nomination must be submitted no later than December 12, 2005. If the date of the 2006 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2005 annual meeting, the deadline for you to submit any such proposal or nomination is a reasonable time before we begin to print and mail our proxy materials for the 2006 annual meeting of stockholders. Your submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to your ownership of our common stock. Proposals or nominations not meeting these requirements will not be entertained at the 2006 annual meeting of stockholders. If you do not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies we solicits to vote in accordance with our best judgment on any such proposal or nomination you submit. You should contact the Secretary of Quotesmith.com in writing at 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561 to make any submission or to obtain additional information as to the proper form and content of submissions.

By Order of the Board of Directors,

Robert S. Bland Chairman of the Board, President and Chief Executive Officer
Darien, Illinois April 10, 2005

EXHIBIT A

Quotesmith.com, Inc.

Nominating Committee Charter

Status

        The Nominating Committee is a committee of the Board of Directors.

Membership

        The Nominating Committee shall consist of directors all of whom in the judgment of the Board of Directors shall be independent in accordance with Nasdaq Stock Market listing standards, including but not limited to Marketplace Rule 4350(c)(4)(B). The Nominating Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Nominating Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Nominating Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

        The Nominating Committee shall meet as often as its members deem necessary to perform the Nominating Committee's responsibilities.

Responsibilities

        The Nominating Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board. The Nominating Committee may, at its sole discretion, engage and fire director search firms and has the sole authority to approve the fees and other retention terms with respect to any such firms. The Nominating Committee also has the authority, as necessary and appropriate, to consult with outside advisors to assist in their duties to the Company. This responsibility includes:

  •
  developing and recommending to the Board the criteria for Board membership; criteria should include, among other things, integrity, independence, diversity of experience, leadership and the ability to exercise sound judgment;

  •
  considering, recommending and recruiting candidates to fill new positions on the Board;

  •
  reviewing candidates recommended by shareholders;

  •
  conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

  •
  recommending the Director nominees for approval by the Board and the shareholders.

        The Committee's additional functions are:

  •
  to recommend members of the Board committees;

  •
  to advise on changes in Board compensation;

  •
  to make recommendations on the structure of Board meetings;

  •
  to recommend matters for consideration by the Board;

  •
  to consider matters of corporate governance;

  •
  to consider, and review periodically, director qualification standards; and

A-1

  •
  to oversee the evaluation of the Board and its committees.

Reports

        The Committee will make regular reports to the Board and will propose any necessary action to the Board. The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Committee will annually evaluate the Committee's own performance.

A-2

MMMMMMMMMMMM 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors
1.
The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold
01 - Robert S. Bland	☐	☐
02 - Timothy F. Shannon	☐	☐
03 - William V. Thoms	☐	☐

B    Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain

2.	Proposal to ratify Ernst & Young LLP as the Company's independent auditors for the year ended December 31, 2005.	☐	☐	☐

In accordance with their discretion upon such other matters as may properly come before the meeting and any adjournment thereof. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder.

C    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears on stock certificate. Where stock is registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians, should indicate their status when signing.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

☐ ☐ / ☐ ☐ / ☐ ☐ ☐ ☐

1 U P X H H H P P P P 005418
☐		+
001CD40001 00EYKA

Proxy - Quotesmith.com, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert S. Bland and William V. Thoms jointly and individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed on the reverse side, all shares of Common Stock, par value $.03 per share, of Quotesmith.com, Inc., a Delaware corporation (the "Company"), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 19, 2005 or any adjournment or postponement thereof, as directed on the reverse side.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2005
THE ANNUAL MEETING AND PROXY SOLICITATION
MARKET PRICE INFORMATION
PROPOSAL 1. ELECTION OF DIRECTORS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
ADDITIONAL INFORMATION
2006 STOCKHOLDER PROPOSALS
  EXHIBIT A